UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2016

MCPI, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

817 NW Hill Street, Bend, OR 97701
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

Med-Cannabis Pharma, Inc.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On January 13, 2016, MCPI, Inc. (the “Company”) announced that it was appointing Carla Williams Wienert, a director, as President of the Corporation, effective immediately. Garrett Vogel will remain as CFO but will the Company will no longer have him serve as interim CEO.

On December 22, 2015, the majority shareholder of MCPI, Inc. (the “Company”), acting by majority written consent pursuant to the Company’s Bylaws, voted to fill the vacancy on the Board of Directors by electing Garrett Vogel, its CFO, to serve as a director. Additionally, the size of the Board was increased to four and R. Wayne Duke and Robert Burch were elected as directors. Mr. Burch had previously served as a director of the Company and resigned as part of a proposed transaction to make room for the prospective new directors. Mr. Duke is retired and has previously served as a director for other small public companies.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On December 22, 2015, the Company received the written consent by a majority of the Company’s shareholders filling the vacancy on the Board of Directors and appointing two new directors, as a result of the amendment of the Bylaws to increase the Board size to four.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 13, 2016	MCPI, INC.

/s/ Carla Wienert

Carla Wienert, President

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